EXHIBIT 10.3 CONSULTING AGREEMENT WITH LUDLOW RODNEY

     This agreement is made on the  _____  day of October 2001 at Calgary,
Alberta, between Winmax Trading Group, Inc. ("Company"), a Florida corporation, and Ludlow Rodney ("Consultant").

                               BACKGROUND RECITALS

A.   Winmax Trading Group, Inc. is a fully reporting, publicly traded Florida corporation which desires a consultant requiring the skills, training, ability and experience to perform consulting duties such as advising the company on direction for web site development as well as other tasks that may be assigned from time to time.

B.   Ludlow Rodney is a consultant with extensive experience in website video streaming, website development, and website product development who seeks a consulting position that encompasses the broad range of duties being sought by the Company.

In consideration of the above Background Recitals, which are hereby incorporated into the provisions of this Agreement, and other valuable consideration, the parties, therefore, agree:

                       DUTIES & OBLIGATIONS OF CONSULTANT

1.   Company agrees to hire the Consultant in which capacity he will act with the full approval of the board of directors.  The initial scope of work includes but is not limited to the following specific duties:

     a.   Web Site development;
     b.   Provide consulting for Web Site content;
     c.   Locate top quality artists, as necessary, to help fuel the portal's growth;
     d.   Identify outsources and partners necessary in the processing and finishing the content proposed; and
     e.   Such other duties as may be assigned by the board of directors or the president from time to time.

2.   Loyal and Conscientious Performance of Duties. Consultant shall answer and report directly to the president and chief executive officer of the
     Company.  Consultant agrees that to the best of his ability and experience he will at all times loyally and conscientiously  perform all of the duties and obligations required of him either expressly or implicitly by the terms of this agreement.  Consultant shall not, directly or indirectly, acquire, hold, or retain any interest in any business competing with or similar in nature to the  business of Company, and shall not acquire and hold any secrets detrimental or impacting the interests of Company, but shall immediately upon receipt disclose such information to appropriate Company management.

3.   Trade Secrets & Unfair Competition.  The parties acknowledge that
     Consultant, in the course of his employment, shall have access to sales, personnel, financial and other information of a proprietary nature belonging to the company.  Consultant specifically agrees that he shall not misuse, misappropriate, or disclose by any means to any third party, any confidential information or trade secrets of Company, or engage in any unfair competition, either during the course of employment or at any time thereafter, except such disclosure as may be required pursuant to his employment, or with the prior consent of the company.

4.   No Competitive Activities.  During the term of this agreement, Consultant shall not, directly or indirectly, either as a consultant, employer, agent, principal, partner, stockholder, corporate officer, director, member, manager or in any other individual or representative capacity, engage or participate in any business that is in competition in any manner whatsoever with the business of Company.

5.   Location of Services to be performed.  Services shall be performed on a weekly basis either in or from the Company premises or any other place as directed by the company.  Additional hours may be performed at any location deemed appropriate by the Consultant in consultation with the company's management.

                           COMPENSATION OF CONSULTANT

6.   Compensation. Company will pay Consultant a basic contract fee as follows:
     1.   Three Hundred Thousand (300,000) shares of Company common stock to be issued to Consultant under an S-8 registration with the SEC.

                           TERM AND TYPE OF EMPLOYMENT

7.   Term. The term of this Agreement shall be for a period of One (1) Year from the effective date cited at the beginning of this agreement.

8.   Agreement at Will. The provisions of this paragraph may be modified only in writing signed by the president of the Company and the Consultant.

                             OBLIGATIONS OF COMPANY

9.   General Provisions.  Company shall provide Consultant with the opportunity;
     compensation, materials, benefits and business reimbursement contemplated by or specified in this agreement, and shall keep Consultant informed as to all performance expectations of him.

10.  Office and Staff.  Company shall provide Consultant with, required travel, accommodations and administrative support to Consultant's position and adequate to the performance of his duties.

11.  Reimbursement of Expenses and Losses.  Company shall promptly reimburse
     Consultant for all reasonable business expenses incurred by Consultant including business-related expenditures for entertainment, gifts, and travel reasonably incurred on behalf of Company.  Consultant shall furnish adequate records and documentary evidence of all expenditures for the substantiation of each for an income tax deduction.

12.  Indemnity.  Company shall indemnify  Consultant for all losses sustained by
     Consultant in direct consequence of the discharge of his duties on
     Company's behalf.

                            OTHER GENERAL PROVISIONS

13.  Additional Terms & Conditions:  Employee Handbook.  The terms contemplated and expressed by this agreement will be subject to all of the applicable terms and conditions of engagement for services set forth in full in
     Company's Employee Handbook, a copy of which will be provided to
     Consultant, and which Consultant agrees shall be a binding part of this agreement.

14.  Termination of Engagement.  The services described in this Agreement may be terminated by either Company or Consultant at any time upon thirty (30)
     days written notice; however, the shares issued to Consultant will be deemed fully earned and the monthly expenses under will be pro-rated through the date of termination including the thirty (30) day notice period.

15.  Notices.  Any notices to be given by either party to the other shall be in writing delivered  by any means to the offices of Company at 530 South
     Federal Highway, Ste. 150, Deerfield Beach, FL. 33441-1980 or to Consultant
     at 800 - 5920 Macleod Trail South Calgary, Alberta T2H 0K2.

16.  Arbitration.  Any controversy between Company and Consultant involving the terms and provisions of this agreement, or the construction or application of any of its terms or conditions, shall, on the written request of either party, be submitted to arbitration in compliance with the Florida
     Arbitration Act. Each party shall appoint one person to hear and determine the dispute.  If the two persons so appointed are unable to agree, then those persons shall mutually select a third impartial arbitrator whose decision as to all unresolved issues shall be final and conclusive upon both parties.  The cost of arbitration shall be equally borne by the parties.

17.  Entire Agreement. This agreement memorializes the agreement of the parties, and supersedes all oral agreements, except for exhibits hereto. Each party acknowledges that no other terms are in effect which are not embodied herein, and that nothing not contained in this agreement shall be valid or binding on the parties.

18.  Modification.  Any modification of this agreement will be effective only if it is in writing signed by the party to be charged.

19.  Partial Invalidity.  If any provision in this agreement is held by a court of competent jurisdiction to be invalid, void, or unenforceable, the remaining provisions shall nevertheless continue in full force without any legal impairment.

20.  Governing Law.  This agreement shall be governed by and construed in accordance with the laws of the State of Florida.

21.  Sums Due Deceased Consultant.  If Consultant dies during engagement hereunder, any sums that may be due him from Company under this agreement as of the date of death shall be paid when due in normal course to
     Consultant's spouse. If spouse for any reason can not receive such payment, then to Consultant's executors, administrators, heirs, personal representative, successors, or assigns.

Executed on                                 , AT Calgary, Alberta
           ---------------------------------

                                                     COMPANY

                                                     By:

                                                     Gerald E. Sklar, President

                                                     CONSULTANT

                                                     Ludlow Rodney